Exhibit 10.9

OSHKOSH B’GOSH, INC.
1995 OUTSIDE DIRECTORS’ STOCK OPTION PLAN
(as amended through 5/10/05)

I.                                         INTRODUCTION

1.01                           Purpose.  This plan shall be known as the Oshkosh B’Gosh, Inc. 1995 Outside Directors’ Stock Option Plan.  The purpose of the Plan is to provide an incentive for Outside Directors of Oshkosh B’Gosh, Inc. to improve corporate performance on a long-term basis.  It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule).

1.02                           Effective Date.  The Plan shall be effective upon its approval by shareholders at the Company’s 1995 annual meeting.  If the Plan is approved by shareholders, the first option grants will automatically be made at the Board meeting immediately following the 1995 annual meeting.

II.                                     PLAN DEFINITIONS

2.01                           Definitions.  For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a)                                  “Board” shall mean the Board of Directors of the Company.

(b)                                 “Company” shall mean Oshkosh B’Gosh, Inc., a Wisconsin corporation.

(c)                                  “Company Stock” shall mean the Company’s Class A Common Stock and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

(d)                                 “Director” shall mean a director of the Company.

(e)                                  “Fair Market Value” on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the high and low sale prices recorded in composite transactions as reported by a reliable source for such date.  In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the mean of the closing bid and asked prices for such shares on the relevant date.

(f)                                    “Grantee” shall mean any person who has been granted an option under the Plan.

(g)                                 “Outside Director” shall mean a Director who is not also an active full-time employee of the Company or a corporation in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III.           SHARES SUBJECT TO OPTION

3.01                           Available Shares.  The total number of shares of Company Stock that may be issued under the Plan shall not exceed Three Hundred Twenty-five Thousand (325,000) shares.  Shares subject to and not issued under an option which expires, terminates, or is canceled for any reason under the Plan shall again become available for the granting of options.

3.02                           Changes in Common Stock.  If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the aggregate number and kind of shares which may thereafter be granted under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then subject to options under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.           ADMINISTRATION

4.01                           Administration by the Committee.  The Plan shall be administered by the Compensation Committee of the Board which shall have the power, subject to and within the limits of the express provisions of the Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.  The Committee shall have no discretion as to the amount, price or timing of any option granted under this Plan.

V.            STOCK OPTIONS

5.01                           Option Agreements.  Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Grantee which shall contain the terms and conditions required by this Article V, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case.  The holder of an option shall not have any rights as a stockholder with respect to the shares covered by an option until such shares have been delivered to him or her.

5.02                           Option Grant Size and Grant Date.

(a)                                  Annual Grant.  Each year, upon the first meeting of the Board following the Company’s annual meeting of shareholders, each person then serving the Company as an Outside Director shall automatically be granted a non-qualified stock option to purchase Six Thousand (6,000) shares, subject to adjustment under Section 3.02 hereof.

(b)                                 Special Rule.  If at any time there are not sufficient available shares under the Plan to grant each Outside Director an option to purchase the number of shares identified above, each Outside Director shall receive an option to purchase an equal number of the remaining available shares, determined by dividing the remaining available shares by the number of Outside Directors.

5.03                           Exercise Price.  The price at which each share of Company Stock covered by an option may be purchased shall be one hundred percent (100%) of the Fair Market Value of the Company Stock on the date the option is granted.

5.04                           Period for Exercise of Options.  Each stock option granted under this Plan shall become exercisable six months from the date of grant, regardless of whether the Grantee is still a Director on such date.  All rights to exercise an option shall terminate upon the earlier of (a) ten (10) years from the date the option is granted, or (b) two years from the date the Grantee ceases to be a Director.

5.05                           Method of Exercise.  Subject to Section 5.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement.  Each Grantee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the exercise price therefor.  The exercise price may be paid in cash, by check, or by delivering shares of Company Stock which have been beneficially owned by the Grantee, the Grantee’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock”) or a combination of cash and Delivered Stock.  Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option.  No Grantee shall be under any obligation to exercise any option hereunder.

5.06                           Merger, Consolidation or Reorganization.  In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization with another corporation in which the Company is the surviving corporation but the Company Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

(a)                                  Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

(b)                                 The Committee may cancel such option.  In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option, multiplied by the number of shares subject to such option.

5.07                           Dissolution or Liquidation.  Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the Company shall pay the holder of each then outstanding and unexercised option an amount of cash equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the dissolution or liquidation over the option exercise price, multiplied by the number of shares subject to such option. Such option shall then be canceled.

VI.                                GENERAL

6.01                           Nontransferability.  No option granted under the Plan shall be transferable or assignable except by last will and testament or the laws of descent and distribution.  During the Grantee’s lifetime, options shall be exercisable only by the Grantee or by the Grantee’s guardian or legal representative.  In the event of the Grantee’s death, the personal representative of the Grantee’s estate or the person or persons to whom the option is transferred by will or the laws of descent and distribution may exercise the option in accordance with its terms.

6.02                           General Restriction.  Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of securities thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

6.03                           Expiration and Termination of the Plan.  Options may be granted under the Plan at any time and from time to time.  The Plan may be abandoned or terminated at any time by the Board except with respect to any options then outstanding under the Plan.

6.04                           Amendments.  The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Grantee’s consent any option theretofore granted under the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.

6.05                           Withholding Taxes.  If the Company is required to collect withholding taxes upon exercise of an option, the Company may require, as a condition to such exercise, that the Grantee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise.  In lieu of part or all of such payment, the Grantee may elect, subject to such rules as the Board may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

6.06                           Construction.  Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.